Exhibit 99.2

Cavium Networks Contact:

Art Chadwick	Angel Atondo
VP and Chief Financial Officer	Marketing Communications Manager
Tel: (650) 623-7063	Tel : (650) 623-7033
Email: art.chadwick@caviumnetworks.com	Email: angel.atondo@caviumnetworks.com
Cavium Networks Announces Financial Results for Q2 2008
Cavium announces record quarterly revenue in Q2 2008.
Revenue increased 18% sequentially and 70% year-over-year
MOUNTAIN VIEW, Calif., July 16, 2008 — Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless and security applications, today announced financial results for the second quarter of 2008 ended June 30, 2008.
Revenue in the second quarter of 2008 was $21.6 million, an 18% sequential increase from the $18.3 million reported for the first quarter of 2008 and an increase of 70% from the $12.7 million reported for the second quarter of last year.
Generally Accepted Accounting Principles (GAAP) Results
Net income for the second quarter of 2008, on a GAAP basis, was $2.1 million, or $0.05 per share (diluted), compared to net income of $2.0 million, or $0.05 per diluted share in the first quarter of 2008, and a net loss of $0.1 million, or $0.00 per share in the second quarter of last year. Gross margins were 63.8% in the second quarter of 2008 compared to 64.1% in the first quarter of this year. Total cash and cash equivalents were $99.3 million at June 30, 2008, $3.7 million higher than the balance at the end of the first quarter of this year.
Non-GAAP Results
Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Non-GAAP financial measures in the second quarter of 2008 exclude $1.8 million in stock-based compensation and related payroll tax expense, and amortization of acquired intangible assets.

The reconciliation between GAAP and non-GAAP financial results are provided in the financial statements portion of this release.
Net income for the second quarter of 2008, on a non-GAAP basis, was $3.8 million, or $0.09 per share (diluted), compared with $2.9 million, or $0.07 per share (diluted) in the first quarter of the year and $1.0 million, or $0.03 per share (diluted) in the second quarter of last year. Gross margins, on a non-GAAP basis, were 64.2% in the second quarter of 2008 compared to 64.7% in the first quarter of this year.
“The second quarter was another strong quarter for us, which continued our history of record quarterly sales as well as strong sequential and year-over-year growth,” said Syed Ali, president and CEO of Cavium Networks. “We continue to experience strong design win traction and growth across all markets that we serve. We have continued to expand non-GAAP operating margins every quarter since our IPO. Non-GAAP operating margins have increased from just above breakeven in the first quarter of 2007 to 12.6% in the first quarter of 2008 and to 16.8% in the second quarter of 2008. Furthermore, non-GAAP operating income, which we consider to be an important measure of the health of our business, increased this year 42% sequentially from Q4 2007 to Q1 2008 and 56% sequentially from Q1 2008 to Q2 2008, due to the strength in our business and leverage in our business model.”
Second Quarter 2008 Highlights:
•	July 16, 2008 — Sumitomo Electric Networks Inc. selected OCTEON to power Triple-Play Home Gateways for Next Generation Fiber to the Home (FTTH) Service.

•	July 16, 2008 — Cavium Networks signed a definitive agreement on July 15, 2008 to acquire certain assets and the business of Star Semiconductor, a Taiwan corporation. This acquisition for a net purchase price of approximately $9 million cash will enable Cavium to deliver highly optimized, cost effective and low power SOC processors to address a significantly broader range of network connected, triple-play enabled devices for the digitally connected home and office. Cavium Networks will continue to ship and sell Star’s existing product lines.

•	June 23, 2008- Cavium Networks’ CEO Syed Ali was named Ernst & Young Entrepreneur of the Year® 2008 Award Recipient in Northern California.

•	June 17, 2008 — Emerson Network Power announced AdvancedTCA Leadership with new high performance OCTEON based processing blade.

•	June 16, 2008 — Cavium Networks and Effnet announce collaboration to offer robust header compression (RoHC) software on OCTEON. RoHC is used in 3G/4G wireless infrastructure equipment.

•	June 12, 2008 — Interphase announced availability of ispan 36CA AdvancedMC™ and the ispan 55CA PCI-X Packet Accelerator Cards that use OCTEON processors.

•	June 12, 2008 — Kontron debuted its portfolio of AdvancedMC Intelligent IO modules based on OCTEON™ Plus CN56xx multi-core processors.

•	May 20, 2008 — Palo Alto Networks PA-4000 Series next generation firewall that uses Cavium’s OCTEON processor won the highly coveted Interop Grand Prize Award as well as the Best of Show award in the security category at the recent Interop 2008 in Las Vegas.

•	May 2, 2008 — Sandeep Vij joined Cavium Networks as Vice President of Strategic Markets & Business Development. Prior to joining Cavium Networks, Mr. Vij held the position of Vice President of Worldwide Marketing, Services and Support for Xilinx Inc.

•	April 29, 2008 — Cavium Networks introduces New OCTEON Plus Based PCI-Express Accelerator Cards for Networking, Storage and Security Applications.

•	April 28, 2008 — Cavium Networks and its Ecosystem Partners displayed multiple leading intelligent networking solutions at INTEROP 2008 in Las Vegas, NV.
Conference Call
Cavium Networks will broadcast its second quarter 2008 financial results conference call today, July 16, 2008 at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, California with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.
Note on Forward-Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the rate of new design wins, the rate at which existing design wins go into production, technological advances, pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. In addition, there can be no assurance that the company will be able to continue to expand non-GAAP operating margins for the foreseeable future. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 10, 2008 and our Form 10Q filed on May 2 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2008	March 31, 2008

Revenue	$21,562	$18,342
Cost of revenue (1)	7,808	6,587

Gross profit	13,754	11,755

Operating expenses:
Research and development (2)	6,461	5,820
Sales, general and administrative (3)	5,454	4,555

Total operating expenses	11,915	10,375

Income from operations	1,839	1,380

Other income, net:
Interest expense	(135)	(153)
Interest income and other	609	992

Total other income, net	474	839

Income before income tax	2,313	2,219
Income tax expense	240	247

Net income	$2,073	$1,972

Net income per common share, basic	$0.05	$0.05
Shares used in computing basic net income per common share	40,300	39,966
Net income per common share, diluted	$0.05	$0.05
Shares used in computing diluted net income per common share	42,992	42,135

(1) Cost of revenue:
Amortization of acquired technology	32	88
Stock-based compensation and related taxes	55	29
(2) Research and development expense
Stock-based compensation and related taxes	821	372
(3) Sales, general and administrative
Stock-based compensation and related taxes	866	446

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)
Reconciliation of GAAP gross profit & margin to non-GAAP:

	Three Months Ended
	June 30, 2008	March 31, 2008

Revenue	$21,562	$18,342
GAAP gross profit	13,754	11,755
GAAP gross margin	63.8%	64.1%
Amortization of acquired technology:
Cost of revenue	32	88
Stock-based compensation and related taxes:
Cost of revenue	55	29

Non-GAAP gross profit	$13,841	$11,872

Non-GAAP gross margin	64.2%	64.7%

Reconciliation of GAAP income from operations to non-GAAP:

	Three Months Ended
	June 30, 2008	March 31, 2008

GAAP income from operations	$1,839	$1,380
Amortization of acquired technology	32	88
Stock-based compensation and related taxes	1,742	847

Non-GAAP income from operations	$3,613	$2,315

Non-GAAP income from operations as a percentage of revenue	16.8%	12.6%

Reconciliation of GAAP net income to non-GAAP:

	Three Months Ended
	June 30, 2008	March 31, 2008

GAAP net income	$2,073	$1,972
Non-GAAP adjustments:
Stock-based compensation and related taxes:
Cost of revenue	55	29
Research and development	821	372
Sales, general and administrative	866	446
Amortization of acquired technology:
Cost of revenue	32	88

Total of non-GAAP adjustments	1,774	935

Non-GAAP net income	$3,847	$2,907

GAAP net income per share (diluted)	$0.05	$0.05

Non-GAAP adjustments detailed above	0.04	0.02
Non-GAAP net income per share (diluted)	$0.09	$0.07

GAAP weighted average shares (diluted)	42,992	42,135
Non-GAAP adjustment	775	534
Non-GAAP weighted average shares (diluted)	43,767	42,669

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2008	March 31, 2008

Assets
Current assets:
Cash and cash equivalents	$99,284	$95,612
Accounts receivable, net	10,867	13,747
Inventories	12,913	10,767
Prepaid expenses and other current assets	1,287	952

Total current assets	124,351	121,078
Property and equipment, net	11,041	11,498
Intangible assets, net	3,963	3,774
Goodwill	807	—
Other assets	410	295

Total assets	$140,572	$136,645

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,444	$4,985
Accrued expenses and other current liabilities	2,700	2,449
Deferred revenue	1,980	2,506
Capital lease and technology license obligations, current	3,120	3,501

Total current liabilities	13,244	13,441
Capital lease and technology license obligations, net of current	2,792	3,432
Other non-current liabilities	508	—

Total liabilities	16,544	16,873

Stockholders’ equity
Common stock	41	40
Additional paid-in capital	178,672	176,490
Accumulated deficit	(54,685)	(56,758)

Total stockholders’ equity	124,028	119,772

Total liabilities and stockholders’ equity	$140,572	$136,645